Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

OFFER TO EXCHANGE

ALL OUTSTANDING $500,000,000 FLOATING RATE NOTES DUE 2004

FOR

$500,000,000 FLOATING RATE NOTES DUE 2004,

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

OF

GENERAL DYNAMICS CORPORATION

Registered holders of outstanding Floating Rate Notes due 2004 (the “Outstanding Notes”) who wish to exchange their Outstanding Notes for a like principal amount of new Floating Rate Notes due 2004 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on                                     , 2002, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

By Registered or Certified Mail:	By Overnight Courier:	By Hand:	By Facsimile:
The Bank of New York Attn: William Buckley 15 Broad Street, 16th Floor New York, New York 10007	The Bank of New York Reorganization Department Attn: Santino Ginocchietti 15 Broad Street, 16th Floor New York, New York 10007	The Bank of New York Reorganization Department Attn: Santino Ginocchietti 15 Broad Street, 16th Floor New York, New York 10007	The Bank of New York Reorganization Department Attn: Santino Ginocchietti (212) 235-2261
Confirm by telephone: (212) 235-2363

For information, call:

(212) 235-2363

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to General Dynamics Corporation the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated January      , 2002 and in the related Letter of Transmittal, receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

NAME OF TENDERING	NAME AND ADDRESS	CERTIFICATE	PRINCIPAL AMOUNT
HOLDER	OF REGISTERED	NUMBER(S) OF	OF OUTSTANDING
	HOLDER AS IT	OUTSTANDING NOTES	NOTES TENDERED
	APPEARS ON THE	TENDERED (OR
	OUTSTANDING NOTE	ACCOUNT NUMBER
	(PLEASE PRINT)	AT BOOK-ENTRY
FACILITY)

SIGN HERE
Name of Registered or Acting Holder:
Signature(s):
Name(s) (please print):
Address:

Telephone Number:
Date:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account:

Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:	Authorized Signature:
Address:	Title:

Name:
(PLEASE TYPE OR PRINT)

Telephone Number:	Date:

NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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